Exhibit 10.16

FIRST AMENDMENT TO
FRANK’S INTERNATIONAL N.V.
EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, FRANK’S INTERNATIONAL N.V. (the “Company”) has heretofore adopted the FRANK’S INTERNATIONAL N.V. EMPLOYEE STOCK PURCHASE PLAN (the “Plan”); and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 31, 2013:
1.    Section 1.4 of the Plan shall be deleted, and the following shall be substituted therefor:
Effective Date of Plan. The Plan shall become effective on the date established for that purpose by the Committee; provided that the Committee shall select the first day of a calendar month as the Effective Date (the “Effective Date”). The first Plan Year shall commence on the Effective Date and end on the following date, as applicable (a) if the Effective Date established by the Committee is the first day of January or July, the first Plan Year will end on the December 31 next following the Effective Date, and (b) if the Effective Date established by the Committee is the first day of any other month other than January or July, the first Plan Year will end on the date that is twelve (12) months following such Effective Date.
2.    As amended hereby, the Plan is specifically ratified and reaffirmed.
IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company, as of the date specified below and effective as set forth herein.

FRANK’S INTERNATIONAL N.V.

By:    /s/ D. Keith Mosing
Name: D. Keith Mosing
Title: Chairman, President and CEO
Dated: December 31, 2013